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                      AMENDMENT TO REPURCHASE AGREEMENT

        THIS AMENDMENT TO REPURCHASE AGREEMENT ("Amendment") is made and executed this 22 day of August, 1995, by and between MHM Extended Care Services, Inc., a Delaware corporation (the "Company") and Murray I. Firestone, Ph.D. (the "Holder")

                             W I T N E S S E T H

        WHEREAS, the Company and the Holder entered into a certain Repurchase Agreement dated and effective as of the 7th day of July, 1995 (the "Agreement") in connection with a Purchase Warrant issued by the Company to the Holder on the same date (the "Warrant");

        WHEREAS, the Company, in reviewing the Agreement, has determined that the calculation provided in Section 2 of the Agreement that defines the "Fair Market Price of the Warrant" could lead to potentially inequitable results that would be detrimental to the Company, and desires to amend the Agreement to avoid such potentially inequitable results;

        WHEREAS, the Holder, acting in good faith and with a desire to deal fairly with the Company, is willing to amend the Agreement in accordance with the Company's desires, based on the Holder's belief that if the Holder determines subsequently that any provision of the Warrant or the Agreement is susceptible to an interpretation that could lead to potentially inequitable results detrimental to the Holder, that the Company will reciprocate the Holder's good faith and fair dealing in entering into this Amendment and will amend the Warrant and/or the Agreement as necessary to avoid any such inequity;

        WHEREAS, the Company acknowledges the Holder's willingness to enter into this Amendment in accordance with the Company's desires, and agrees that if the Holder determines subsequently that any provision of the Warrant or the Agreement is susceptible to an interpretation that could lead to potentially inequitable results detrimental to the Holder, the Company will reciprocate the Holder's good faith and fair dealing and will amend the Warrant and/or the Agreement as necessary to avoid any such inequity; and

        NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the foregoing recitals, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto and each of them do agree as follows:

        1. Paragraph 2 of the Agreement is hereby amended and restated in its entirety as follows:


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    2.  Purchase of Warrant at the Option of Holder.  If the Holder shall desire to sell all of the Holder's rights, title and interest in the Warrant upon the last day of the initial or extended term of the Warrant (the "Repurchase Date"), then the Holder shall send a notice (in the form set forth as Exhibit A, attached hereto) to the Company within ninety (90) days prior to the Repurchase Date, and, if it has received a properly completed notice, the Company shall, within thirty (30) days following the Repurchase Date, be obligated to repurchase from the Holder all of the Holder's rights, title and interest in the Warrant at such time, at a price equal to the Fair Market Value of the Warrant (as hereinafter defined) on the Repurchase Date. The purchase price shall be paid in cash within thirty (30) days after the Repurchase Date. For the purposes of this Agreement, the "Fair Market Value of the Warrant" shall mean an amount equal to the product of (a) the Company's net revenues for its most recently completed fiscal year, (b) divided by the total number of shares of the Company's Common Stock outstanding on the Repurchase Date, (c) multiplied by the number of shares of the Company's Common Stock which the Holder is then entitled to purchase under the terms of the Warrant. For the purposes of this Agreement, the net revenues of the Company shall be determined by reference to the Company's income statements, prepared in accordance with generally accepted accounting principles, applied in a manner consistent with the Company's prior practices. The right to require the Company to repurchase the Holder's interest in the Warrant may only be exercised within the time period set forth above. If this right is not exercised, it shall immediately expire.

        2. In all other respects, except as otherwise provided for herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. Any conflict between the terms and conditions of the Agreement and this Amendment (including the recitals hereto) shall be construed in favor of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment the date and year first above written.

Corporate Seal                  MHM Extended Care Services, Inc.


                                By:  /s/ MICHAEL S. PINKERT
                                   ------------------------------
                                    Michael S. Pinkert President




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                                Attest:  /s/ CAROLYN ZIMMERMAN
                                       ---------------------------------
                                        Carolyn Zimmerman, Secretary


                                        /s/ MURRAY I. FIRESTONE
-----------------------------   ----------------------------------------
        Witness                         Murray I. Firestone, Ph.D.




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